Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 27, 2024, with respect to the financial statements and supplemental information included in the Annual Report of Helios Technologies, Inc. 401(k) Retirement Plan on Form 11-K for the year ended December 31, 2023. We consent to the incorporation by reference of said report in the Registration Statement of Helios Technologies, Inc. on Forms S-8 (File No. 333-66008 and File No. 333-124174).

/s/ Grant Thornton LLP

Jacksonville, Florida
June 27, 2024